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                 KRAMER, LEVIN, NAFTALIS, NESSEN
                         KAMIN & FRANKEL


                                                       Exhibit 8.1



                                                  January 27, 1994


Kaiser Aluminum Corporation
5847 San Felipe, Suite 2600
Houston, Texas 77057-3010

Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on January 27, 1994, as amended, in connection with the proposed sale by Kaiser Aluminum Corporation (the "Company") of PRIDES Convertible Preferred Stock, par value $.05 per share ("PRIDES").

          We prepared the discussion contained in the Registration Statement under the caption "Certain Federal Income Tax
Considerations." In our opinion such discussion sets forth the material federal income tax consequences applicable to holders of shares of PRIDES.

          In formulating our opinion herein, we have examined such documents as we have deemed appropriate, including the Registration Statement and the Exhibits attached thereto. We have assumed, with your consent, that all documents submitted to us are photocopies that faithfully reproduce the originals thereof attached as Exhibits to the Registration Statement, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have also obtained such additional information and representations as we have deemed relevant and necessary through consultation with various officers and directors of the Company.

          Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal
Revenue Service, and case law, any of which may be

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Kaiser Aluminum Corporation
January 27, 1994
Page 2



changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to herein.

          We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference of our firm therein.

                                        Very truly yours,


                                        /s/Kramer, Levin, Naftalis,
                                            Nessen, Kamin & Frankel
                                           ------------------------
                                           Kramer, Levin, Naftalis,
                                           Nessen, Kamin & Frankel